UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 2, 2018

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2018, Team, Inc. (the “Company”) announced that Arthur F. Victorson, President of Inspection and Heat Treating, will retire from the Company on September 30, 2018. In connection with his retirement, Mr. Victorson intends to transition from his current role, effective July 15, 2018, and will serve as Special Advisor to Amerino Gatti, the Company’s Chief Executive Officer, to ensure a seamless transition until his retirement. The Company intends to name a successor to Mr. Victorson in the near future. Mr. Victorson’s retirement is not the result of any issue, concern or disagreement with the Company’s accounting, financial reporting or internal control over financial reporting. A copy of the press release announcing Mr. Victorson’s retirement is attached as Exhibit 99.1 and is incorporated herein by reference.

In connection with Mr. Victorson’s retirement and transition role, the Compensation Committee of the Board of Directors of the Company has approved a Transition, Severance, and Release Agreement (the “Severance Agreement”), which the Company and Mr. Victorson entered into on July 2, 2018. The Severance Agreement provides for Mr. Victorson’s continued employment as an at-will employee of the Company in the role of Special Advisor to the Chief Executive Officer until Mr. Victorson’s last day of employment on September 30, 2018. The Company will pay Mr. Victorson his current base salary until his last day of employment and for a period of fifteen months thereafter. In addition, the Company will pay Mr. Victorson a single sum payment in the amount of $15,500.00 on the 60th day following his last day of employment. The Severance Agreement also provides that, subject to Compensation Committee approval, Mr. Victorson’s unvested time-based restricted stock units previously awarded to him pursuant to the Company’s incentive plans will vest following Mr. Victorson’s last day of employment. The shares associated with Mr. Victorson’s RSU Agreements (as defined in the Severance Agreement) will be delivered in accordance with the schedule set forth in the Severance Agreement, subject to certain terms and conditions.

In addition, the Severance Agreement contains a customary release of claims in favor of the Company and an agreement by Mr. Victorson not to compete with the Company or solicit any of its employees or customers for a period of two years following his last day of employment. The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit number	Description

10.1	Transition, Severance, and Release Agreement dated July 2, 2018 between Team, Inc. and Arthur F. Victorson.

99.1	Team, Inc.’s Press Release issued July 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Chief Legal Officer and Secretary
Dated: July 3, 2018

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